Exhibit 10.5
TRADEMARK LICENSE AGREEMENT
This TRADEMARK LICENSE AGREEMENT (“Agreement”) is effective as of the 9th day of August, 2023 (“Effective Date”) between Kohlberg Kravis Roberts & Co. L.P. (the “Licensor”) and KKR Private Equity Conglomerate LLC, a company organized under the laws of the State of Delaware (“Licensee”).
WHEREAS, Licensor is the owner of the service mark, corporate name and trade name “KKR”, including U.S. Registration No. 4,229,107 and all common-law rights therein (the “Mark”);
WHEREAS, Licensee is a company that owns and controls a portfolio of joint ventures and portfolio companies globally (the “Licensee Business”); and
WHEREAS, Licensee desires to brand the Licensee Business using the Company Name (as defined below), and Licensor is willing to permit Licensee to use the Company Name, subject to the terms and conditions herein.
NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:
1.Grant of Rights; Sublicensing.
Section 1.1License Grant.
(a)Subject to the terms and conditions herein, Licensor hereby grants to Licensee a fully paid-up, royalty-free, non-exclusive, non-assignable (subject to Section 9), worldwide license to use the Mark, during the term of this Agreement, solely (a) in connection with the Licensee Business and (b) as part of the trademark, corporate name or trade name “KKR Private Equity Conglomerate LLC” or “KKR Private Equity Conglomerate” (collectively, the “Company Name”). For clarity, the license in this Section 1.1(a) covers only the exact Company Name; Licensee shall have no right to use (i) the Mark standing alone, (ii) any new trademark, corporate name or trademark containing the Mark or (iii) any modification, stylization or derivative of the Company Name, in each case, without the prior written consent of Licensor in its sole discretion.
(b)Subject to the terms and conditions herein, Licensor hereby grants to Licensee a fully paid-up, royalty-free, non-exclusive, non-assignable (subject to Section 9), worldwide license to use the Mark, during the term of this Agreement, as part of the domain names www.kkr.com/kpec and www.kkrpec.com (the “Domain Names”). For clarity, the license in this Section 1.1(b) covers only the exact Domain Names; Licensee shall have no right to use (i) the Mark standing alone or (ii) any domain name containing the Mark other than the Domain Names, in each case, without the prior written consent of Licensor in its sole discretion.
Section 1.2Sublicensing. Licensee shall not sublicense its rights under Section 1.1(b) and may sublicense its rights under Section 1.1(a) solely to a current or future wholly owned subsidiary of Licensee, and then only with the prior written consent of Licensor (which shall not be unreasonably withheld), provided that any such sublicense shall terminate automatically, with no need for written notice to the sublicensee, if (a) such entity ceases to be a wholly owned subsidiary of Licensee, (b) this Agreement terminates for any reason or (c) such sublicensee materially breaches its sublicense in a manner that harms the Mark or Company Name and does not cure same within 15 days after notice from Licensor or Licensee. Licensee shall notify Licensor promptly after becoming aware that any sublicensee has breached its sublicense and shall ensure that all sublicenses provide (i) for the foregoing termination rights of Licensor and

(ii) obligations for Licensee with respect to the Mark and the Company Name that are consistent with those of Licensee herein. Any act or omission by a sublicensee that would breach this Agreement if committed by Licensee shall constitute a breach of this Agreement by Licensee.
Section 1.3Reservation of Rights. All rights not expressly granted to Licensee in this Agreement to use or register the Company Name or Domain Names are reserved to Licensor.
2.Ownership. Licensee acknowledges and agrees that, as between the parties, Licensor is the sole owner of all right, title and interest in and to the Mark. Licensee agrees not to do anything inconsistent with such ownership, including (i) filing to register any trademark or service mark containing the Mark or (ii) directly or indirectly challenging, contesting or otherwise disputing the validity, enforceability or Licensor’s ownership of the Mark (and the associated goodwill), including without limitation, in any claim, allegation, action, demand, proceeding or suit (“Action”) regarding enforcement of this Agreement or involving any third party. The parties intend that any and all goodwill in the Mark arising from Licensee’s or any applicable sublicensees’ use of the Company Name or Domain Names shall inure solely to the benefit of Licensor. Notwithstanding the foregoing, in the event that Licensee or any sublicensee is deemed to own any rights in the Mark, Licensee hereby irrevocably assigns (or shall cause such sublicensees to assign), without further consideration, such rights to Licensor together with all goodwill associated therewith.
3.Registration. Licensor agrees that Licensee may register (i) the Company Name as a corporate name and (ii) the Domain Names. Except as permitted in the prior sentence, Licensee shall not register the Company Name or Domain Names as a domain name (in the case of the Domain Names, any domain name with the Mark other than the Domain Names) or a social or mobile media identifier without Licensor’s prior written consent, which shall not be unreasonably withheld. At Licensor’s option, Licensor may serve as the registrant and/or owner of record for any authorized registrations of Licensee. No registration by Licensee herein shall grant Licensee any interest in the Mark.
4.Use of the Company Name.
Section 4.1    Quality Control. Licensee shall use the Company Name and Domain Names in a manner consistent with Licensor’s high standards of and reputation for quality, and in accordance with good trademark practice wherever any of the same are used. Licensee shall not take any action that could reasonably be expected to harm the Mark or the goodwill associated therewith. Licensee shall use with the Company Name and Domain Names any applicable trademark notices as may be requested by Licensor or required under applicable laws, regulations, stock exchange and other rules (“Laws”) and reputable industry practice.
Section 4.2    Samples. Upon request by Licensor, Licensee shall furnish to Licensor representative samples of all advertising and promotional materials in any media that use the Company Name or Domain Names. Licensee shall make any changes to such materials that Licensor requests to comply with Section 4.1, or to preserve the validity of Licensor’s rights in the Mark.
Section 4.3    Compliance with Laws. Licensee shall, at its sole expense, comply at all times with all applicable Laws and reputable industry practice pertaining to the Licensee Business and the use of the Company Name and Domain Names.
5.Termination.
Section 5.1    Term. The term of this Agreement commences on the Effective Date and continues in perpetuity, unless termination occurs pursuant to Sections 5.2 through 5.5.

Section 5.2    Termination for Convenience. Either party may terminate this Agreement for any reason upon 90 days’ prior written notice to the other party.
Section 5.3    Termination for Breach. If either party materially breaches one or more of its obligations hereunder, the other party may terminate this Agreement, effective upon written notice, if the breaching party does not cure such breach within 15 days after written notice thereof (or any mutually agreed extension). Licensor may terminate this Agreement immediately, effective upon written notice, if (i) Licensee attempts to violate Section 9 or (ii) a sublicensee materially breaches its sublicense in a manner that harms the Mark or Company Name, and (a) such sublicensee does not cure same within 15 days after notice from Licensor or Licensee or (b) Licensee does not terminate such sublicense within 15 days after notice from Licensor.
Section 5.4    Termination of Management Agreement. This Agreement shall terminate automatically without notice and immediately if (a) KKR DAV Manager LLC or another affiliate of Licensor is no longer acting as manager (any such entity, the “Manager”) to Licensee under the Management Agreement, dated as of July 27, 2023 (as the same may be amended, modified or otherwise restated, the “Management Agreement”), or a similar agreement, or (b) the Manager is no longer an affiliate of Licensor. Further, Licensor may terminate this Agreement, effective upon written notice, at any time after 30 days from the date that Licensee notifies Licensor that the Management Agreement has terminated. The term “affiliate” as used herein shall have the meaning given to such term in the Management Agreement.
Section 5.5    Termination for Bankruptcy. Licensor has the right to terminate this Agreement immediately upon written notice to Licensee if (a) Licensee makes an assignment for the benefit of creditors, (b) Licensee admits in writing its inability to pay debts as they mature, (c) a trustee or receiver is appointed for a substantial part of Licensee’s assets or (d) to the extent termination is enforceable under local law, a proceeding in bankruptcy is instituted against Licensee that is acquiesced in, is not dismissed within 120 days, or results in an adjudication of bankruptcy. In the event of any of the foregoing, Licensor shall have the right, in addition to its other rights and remedies, to suspend Licensee’s rights regarding the Company Name and Domain Names while Licensee attempts to remedy the situation.
Section 5.6    Effect of Termination; Survival. Upon termination of this Agreement for any reason, (a) Licensee shall immediately, except as required by applicable Law, (i) cease all use of the Company Name and Domain Names, (ii) at Licensor’s option, cancel or transfer to Licensor any corporate names, domain names or social or mobile media identifiers licensed hereunder (and all registrations therefor), and (iii) destroy (or delete the Company Name and Domain Names from) all existing materials in any media in its possession or control bearing the Company Name or Domain Names, in each case, at Licensee’s expense; and (b) the parties shall cooperate so as to best preserve the value of the Mark and the Company Name. Section 2, this Section 5.6, and Sections 7.2, 7.3, 8 and 10 shall survive termination of this Agreement.
6.Infringement. Licensee shall notify Licensor promptly after it becomes aware of any actual or threatened infringement, imitation, dilution, misappropriation or other unauthorized use or conduct in derogation (“Infringement”) of the Mark, Company Name or Domain Names. Licensor shall have the sole right to bring any Action to remedy the foregoing, and Licensee shall cooperate with Licensor in same, at Licensor’s expense.
7.Representations and Warranties; Limitations.
Section 7.1    Each party represents and warrants to the other party that:

(a)This Agreement is a legal, valid and binding obligation of the warranting party, enforceable against such party in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to the effect of general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity);
(b)The warranting party is not subject to any judgment, order, injunction, decree or award that would interfere with its performance of any of its obligations hereunder; and
(c)The warranting party has full power and authority to enter into and perform its obligations under this Agreement in accordance with its terms.
Section 7.2    EXCEPT AS EXPRESSLY SET FORTH IN SECTION 7.1, LICENSOR MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THIS AGREEMENT, THE MARK AND THE COMPANY NAME, AND EXPRESSLY DISCLAIMS ALL SUCH REPRESENTATIONS AND WARRANTIES, INCLUDING ANY WITH RESPECT TO TITLE, NON-INFRINGEMENT, MERCHANTABILITY, VALUE, RELIABILITY OR FITNESS FOR USE. LICENSEE’S USE OF THE COMPANY NAME IS SOLELY ON AN “AS-IS” BASIS.

Section 7.3    EXCEPT WITH RESPECT TO LICENSEE’S INDEMNIFICATION OBLIGATIONS UNDER SECTION 8, NEITHER PARTY WILL BE LIABLE TO THE OTHER PARTY FOR SPECIAL, INDIRECT, CONSEQUENTIAL, EXEMPLARY, PUNITIVE OR INCIDENTAL DAMAGES (INCLUDING LOST PROFITS OR GOODWILL, BUSINESS INTERRUPTION AND THE LIKE) RELATING TO THIS AGREEMENT, EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

8.Indemnification.
Section 8.1    Indemnity by Licensee. Licensee will defend at its expense, indemnify and hold harmless Licensor and its affiliates and its and their respective directors, officers, employees, shareholders, investors, agents and representatives from any losses, liabilities, obligations, damages, awards, settlements, judgments, fees, costs or expenses (including reasonable attorneys’ fees and costs of suit) arising out of or relating to any third-party Action against any of them that arises out of or relates to (i) any breach by Licensee of this Agreement or its warranties, representations, covenants and undertakings hereunder, (ii) Licensee’s operation of the Licensee Business or (iii) any claim that Licensee’s use of the Company Name or Domain Names, other than as explicitly authorized by this Agreement, Infringes the rights of a third party.

Section 8.2    Indemnification Procedure. Licensor will promptly notify Licensee in writing of any indemnified claim and promptly as practicable tender its defense to Licensee. Any delay in such notice or tender will not relieve Licensee from its obligations to the extent it is not prejudiced thereby. Licensor will cooperate with Licensee at Licensee’s expense in the defense of any indemnified claim. Licensee may not settle any indemnified claim without Licensor’s prior written consent in Licensor’s sole discretion. Licensor may participate in its defense of an indemnified claim with counsel of its own choice at its own expense.

9.Assignments. Licensee may not assign, transfer, pledge, mortgage or otherwise encumber this Agreement or its right to use the Company Name (or assume this Agreement in bankruptcy), in whole or in part, without the prior written consent of Licensor in its sole discretion, except for an assignment outside of bankruptcy to a successor organization that is solely the result of a name change by Licensee. For the avoidance of doubt, a merger, change of control, reorganization or sale of all or substantially all of the stock of Licensee shall be deemed an “assignment” requiring the above consent, regardless of whether Licensee is the surviving entity or whether such transaction constitutes an assignment under applicable law. Licensee acknowledges that its identity is a material condition that induced Licensor to enter into this Agreement. Any attempted action in violation of the foregoing shall be null and void ab initio and of no force or effect, and shall result in immediate termination of this Agreement. In the event of a permitted assignment hereunder, this Agreement shall be binding upon and inure to the benefit of the parties and their respective permitted assigns.
10.Miscellaneous.
Section 10.1    Notice. Any notices herein shall be deemed to have been duly given if (i) personally delivered or delivered by facsimile, when received, (ii) sent by U.S. Express Mail or recognized overnight courier, on the following business day or (iii) delivered by electronic mail, when received:

LICENSOR: Kohlberg Kravis Roberts & Co. L.P. 30 Hudson Yards, New York, NY 10001 Attention: General Counsel Email: GeneralCounsel@kkr.com	LICENSEE: KKR Private Equity Conglomerate LLC 30 Hudson Yards, New York, NY 10001 Attention: Chief Operating Officer Email: Racim.Allouani@kkr.com

Section 10.2    Integration. This Agreement contains the entire agreement among the parties with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings (including, without limitation, any prior agreements between the Licensee and Manager), with respect thereto.
Section 10.3    Amendments. Neither this Agreement, nor any terms hereof, may be amended except in an instrument in writing executed by the parties.
Section 10.4    Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. EACH OF THE PARTIES IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN NEW YORK CITY FOR THE PURPOSE OF ANY ACTION RELATING TO OR ARISING OUT OF THIS AGREEMENT.
Section 10.5    Waiver of Jury Trial. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY ACTION RELATING TO OR ARISING OUT OF THIS AGREEMENT. LICENSEE AGREES THAT LICENSOR WOULD BE IRREPARABLY HARMED BY ANY BREACH OF THIS AGREEMENT BY LICENSEE THAT HARMS THE MARK OR THE COMPANY NAME, AND THAT LICENSOR MAY (IN ADDITION TO ITS OTHER RIGHTS AND REMEDIES HEREIN) SEEK TEMPORARY, PRELIMINARY OR PERMANENT INJUNCTIVE RELIEF (INCLUDING SPECIFIC PERFORMANCE) TO ENJOIN OR PREVENT ANY SUCH BREACH, WITHOUT POSTING BOND OR OTHER SECURITY.

Section 10.6    No Waiver; Cumulative Remedies. No failure or delay by a party to exercise any right hereunder, in whole or in part, shall operate as a waiver thereof. The parties’ rights and remedies herein are cumulative and not exclusive of any other rights and remedies provided by applicable Law.
Section 10.7    Costs and Expenses. Each party shall bear its own costs and expenses (including the fees and disbursements of counsel) incurred in connection with the negotiations and preparation of this Agreement.
Section 10.8    Section Headings. The section headings in this Agreement are for convenience only and shall not affect its interpretation. This Agreement shall be construed as if it were drafted jointly by the parties.
Section 10.9    Counterparts. This Agreement may be executed in counterparts. PDF or facsimile signatures shall serve as originals to bind the parties to the Agreement.
Section 10.10    Severability. Any provision of this Agreement that is held to be invalid or unenforceable shall not invalidate or render unenforceable any other provision hereof.
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IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the date first written above.
KOHLBERG KRAVIS ROBERTS & CO. L.P.

By:    /s/ Jason Carss
Name:    Jason Carss
Title:    Authorized Signatory

[Signature Page to Trademark License Agreement]

KKR PRIVATE EQUITY CONGLOMERATE LLC

By:    /s/ Racim Allouani
Name:    Racim Allouani
Title:    Chief Operating Officer
[Signature Page to Trademark License Agreement]